Exhibit 99.1
Second Quarter Investor Relations Update
July 12, 2022
General Overview

●	Capacity: During the second quarter, the Company flew 66.2 billion total available seat miles, down 8.5% versus the second quarter of 2019, compared to its prior guidance of down 7% to 8%.

●	Revenue: The Company expects its second quarter total revenue to be up approximately 12% versus the second quarter of 2019.

●
TRASM: Second quarter total revenue per available seat mile (TRASM) is expected to be up approximately 22.5% versus the second quarter of 2019, compared to the Company’s previous guidance of up 20% to 22%.

●
CASM[1]: The Company expects its second quarter CASM to be up approximately 12% versus 2019, compared to its previous guidance of up between 10% and 11%. This change versus prior guidance is primarily due to lower than planned capacity and higher expenses associated with lower than planned completion factor.

●
Fuel: The Company expects its cost of fuel to be between $4.00 and $4.05 per gallon of jet fuel (including taxes) and to have consumed approximately 997 million gallons during the second quarter of 2022.

●
Taxes: The Company expects to recognize a provision for income taxes at an effective tax rate of approximately 22% in the second quarter, which will be substantially non-cash. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Shares outstanding: For the second quarter, the Company’s basic and diluted weighted average shares outstanding for financial reporting purposes were 650.3 million and 718.5 million, respectively.

●	Net special items: The Company expects to report net special items of approximately $85 million in the second quarter before the effect of taxes.

●	Pre-tax margin[2]: The Company expects to report a pre-tax margin of approximately 5% in the second quarter.

●	Liquidity: The Company expects to end the second quarter with approximately $15.6 billion in total available liquidity.
These results and those reflected in the attached reconciliation tables are preliminary and final results for the second quarter may change. These preliminary results are based upon the Company's current estimates and are subject to completion of the Company's financial closing procedures.

1 Total operating cost per available seat mile. All CASM guidance excludes fuel and net special items. CASM excluding fuel and net special items is a non-GAAP measure presented to provide comparability with prior guidance. For a reconciliation of CASM excluding fuel and net special items to the most comparable GAAP measure, please see the GAAP to non-GAAP reconciliation at the end of this document.
2 All pre-tax margin guidance excludes net special items. Pre-tax margin excluding net special items is a non-GAAP measure presented to provide comparability with prior guidance. For a reconciliation of pre-tax margin to the most comparable GAAP measure, please see the GAAP to non-GAAP reconciliation at the end of this document.

Second Quarter Investor Relations Update
July 12, 2022
Summary

2nd Quarter 2022[1,2]
	Previous Guidance 6/3/2022	Current Guidance 7/12/2022

Available seat miles (ASMs) (bil)	~ -7.0% to -8.0% (vs. 2Q19)	~ -8.5% (vs. 2Q19) ~ 66.2 bil ASMs

Total revenue	~ +11.0% to +13.0% (vs. 2Q19)	~ +12.0% (vs. 2Q19)

TRASM	~ +20.0% to +22.0% (vs. 2Q19)	~ +22.5% (vs. 2Q19)

CASM excluding fuel and net special items	~ +10.0% to +11.0% (vs. 2Q19)	~ +12.0% (vs. 2Q19)

Average fuel price (incl. taxes) ($/gal)	~ $3.92 to $3.97	~ $4.00 to $4.05
Fuel gallons consumed (mil)		~ 997

Other nonoperating expense excluding net special items ($ mil)		~ $325

Pre-tax margin excluding net special items	4.0% to 6.0%	~ 5.0%

Diluted shares outstanding for computing earnings per share excluding net special items (mil)		718.5

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
July 12, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: Pretax income (GAAP measure) to pretax income excluding net special items (non-GAAP measure) and pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure). Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Pretax Income
($ mil)
2Q22 Guidance
Total revenue	$13,395

Pretax income	$585
Pretax margin	4.4%
Pretax net special items	85
Pretax income excluding net special items	$670
Pretax margin excluding net special items	5.0%

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
July 12, 2022

GAAP to Non-GAAP Reconciliation
($ mil except ASM and CASM data)

	2Q22 Range
	Low	High
Total operating expenses	$12,391	$12,441
Less fuel expense	3,988	4,038
Less operating net special items	(5)	(5)
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,408	$8,408

Total CASM (cts)	18.72	18.79

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	12.70	12.70
Percentage change compared to 2Q 2019 (%)	12.0%	12.0%

Total ASMs (bil)	66.2	66.2

Other non-operating expense
Other non-operating expense	$415	$415
Less non-operating net special items	90	90
Other non-operating expense excluding net special items (Non-GAAP)	$325	$325

Note: Amounts may not recalculate due to rounding.

July 12, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.